UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 24, 2008

(Date of earliest event reported):

INNODATA ISOGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22196	13-3475943
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Three University Plaza	07601
Hackensack, NJ 07601	(Zip Code)
(Address of principal executive offices)

(201) 371-2828
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On December 24, 2008 Innodata Isogen, Inc. (the “Company”) and Jack Abuhoff (the “Executive”) entered into an amended and restated employment agreement (the “Amended Agreement”) that amends and restates the employment agreement entered into between the Company and the Executive on April 26, 2006 (the “Original Employment Agreement”). A copy of the Original Employment Agreement is filed as Exhibit 10.1 to a report on Form 8-K that the Company filed on April 27, 2006.  The Executive is the Chairman and CEO of the Company.

The amendments were made primarily to comply with Section 409A of the Internal Revenue Code, and with related regulations and guidance. In general, the amendments relate to the timing of payments to the Executive under the Original Employment Agreement, but do not change the amounts payable to the Executive under the Original Employment Agreement.

The foregoing summary description of the Amended Agreement is not intended to be complete and is qualified in its entirety by reference to the complete text of the Amended Agreement that is filed as an exhibit to this Report.

Item 9.01         Financial Statements and Exhibits

(d)            Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement dated as of December 24, 2008 by and between Innodata Isogen, Inc. and Jack S. Abuhoff

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA ISOGEN, INC.

Date: December 30, 2008	By:	/s/ Amy R. Agress
Amy R. Agress
Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement dated as of December 24, 2008 by and between Innodata Isogen, Inc. and Jack S. Abuhoff